September 1, 1999

Amendment #4 to Agreement to License Assets dated February 18, 1997 between Leggoons, Inc., a Missouri corporation and its assigns ("Leggoons") and Home Point of Sale, Inc., a Nevada corporation ("HPOS"), now also known as Electronic Transactions & Technologies ("ET&T").

WHEREAS, paragraph 12(L) of the "Agreement" provides that modification and amendments thereto can only be made with the express written consent of James S. Clinton and Thomas S.
Hughes;

WHEREAS, Leggoons, Inc. is now known as eConnect ("ECNC");

WHEREAS, eConnect has issued and outstanding 60,523,775 shares of common stock as of August 13, 1999;

WHEREAS, paragraph 4 of the Agreement as previously amended provides for termination of the Agreement as of September 1, 1999, unless certain conditions have been met;

WHEREAS, those conditions have not been met; and

WHEREAS, ET&T, eConnect, James S. Clinton, and Thomas S. Hughes desiring to further extend the Agreement in order to allow more time for the conditions of the Agreement to be met, hereby amend the Agreement as follows:

(1) All references to a cancellation/termination date of September 1, 1999 contained in the Agreement, as previously amended, shall be changed to September 1, 2001 provided that the following specific conditions have been met by ET&T:

(a) Pursuant to the provisions of Para. 2(d) of the Agreement, ET&T and Hughes will cause eConnect, fomerly known as Betting, Inc., formerly known as Leggoons, Inc., to immediately issue 1,792,377 shares of its common stock (inclusive of the contemplated 5% stock dividend) to certain shareholders as directed by James S. Clinton, in order to restore those shareholders to their 10% position as provided in said Para. 2(d).

(b) Thereafter, at the end of each quarter of the fiscal year of eConnect and within 45 days thereof, Hughes and ET&T will cause eConnect to issue additional shares if/as needed (as directed by James S. Clinton) to maintain the interest of certain shareholders of the company at February 18, 1997 at 10% of the total shares outstanding.

(c) All shares issued under the provisions of Para. 4(a), (b) above shall be fully registered and free trading unless this provision shall be specifically waived in writing by James S.
Clinton.

(d) That all other conditions set forth in the Agreement of February 18, 1997 (as previously amended) have been met by ET&T on or before September 1, 2001, except that all parties to the Agreement specifically waive Para. 1(b) and 1(c) of Amendment #2 to the Agreement, dated April 20, 1998.

(2) All parties to the Agreement acknowledge that eConnect was formerly known as Betting, Inc., which was formerly known as Leggoons, Inc.

In witness whereof, the parties have executed this Amendment #4 this 1st day fo September 1999.

ET&T


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President

eConnect


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President


/s/  Thomas S. Hughes
Thomas S. Hughes


/s/  James S. Clinton
James S. Clinton